Exhibit 99.1

Noranda to Evaluate Strategic Alternatives; Board of Directors
Engages Morgan Stanley as Financial Advisor, Takes Other Actions

Franklin, Tennessee–June 18, 2015–Noranda Aluminum Holding Corporation (NYSE: NOR) announced today that it has engaged Morgan Stanley & Co. LLC (“Morgan Stanley”) to serve as financial advisor for the Company as it evaluates a variety of strategic alternatives. The Company also announced that its Board of Directors has decided to suspend the Company's quarterly dividend and will seek stockholder approval of a reverse stock split at a ratio to be determined.
“We are pleased to announce the engagement of Morgan Stanley as an advisor as we proactively identify and evaluate prudent actions to continue to create stockholder value across the aluminum price cycle,” said Layle K. “Kip” Smith, Noranda’s President and Chief Executive Officer. “In the face of low aluminum prices, I am proud of the progress we have made in improving our cost structure and overall productivity, as well as our investments that support future improvements. This strategic review builds on that work, and is an exciting part of optimizing the positioning of the Company.”
The Company does not intend to disclose further developments with respect to its exploration of strategic alternatives, other than as required by applicable law.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation: any inability of the Company to realize strategic alternatives, the terms, timing or structure of any such transaction or alternative (or whether any such transaction or alternative will take place at all) and the performance of the Company if any such transaction or alternative is completed; the inability of the Company to complete the reverse stock split and, if completed, the failure of the reverse stock split to achieve the intended effect of resulting in an increased per share price (or other effects); the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers, a substantial number of which do not have long-term contractual arrangements with the Company; the ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions.

Forward-looking statements contain words such as “believes,” “expects,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs.
For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

About the Company
Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils.

Contact Information
John A. Parker
Vice President of Communication and Investor Relations
(615) 771-5734
john.parker@noralinc.com